Exhibit 10.12

R.R. DONNELLEY & SONS COMPANY

AMENDMENT NUMBER ONE

to the

January 1, 2009 Restatement

of the

RR DONNELLEY UNFUNDED SUPPLEMENTAL

PENSION PLAN

Terms applicable to reemployed Members

WHEREAS, R.R. Donnelley & Sons Company (the “Company”) maintains the RR Donnelley Unfunded Supplemental Pension Plan (the “Plan”) for the benefit of a select group of management or highly compensated employees or former employees of the Company and its participating affiliates;

WHEREAS, Sections 7 and 10 of the Plan permit amendment of the Plan by the Benefits Committee acting as the Company;

WHEREAS, pursuant to the By-Laws of the Benefits Committee, the Benefits Committee acting as the Company has delegated to the Company’s Vice President, Benefits (the “Vice President”), authority to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to provide rules applicable to reemployed Members.

NOW, THEREFORE, pursuant to the power of amendment in Section 7 of the Plan, the Vice President acting as the Company hereby amends the Plan effective January 1, 2009, in the following respects:

1. Section 2 of the Plan is hereby amended to add the following definitions in alphabetical order and to renumber subsections and subsection references accordingly, and the Plan is further amended to renumber subsection references to renumbered subsections of Section 2 accordingly:

Additional Supplemental Benefit. The Supplemental Benefit to which a Reemployed Member is entitled that is attributable to services rendered after he or she becomes a Reemployed Member.

Original Supplemental Benefit. With respect to a Reemployed Member, the Supplemental Benefit attributable to services rendered prior to becoming a Reemployed Member.

Reemployed Member. A Member who (a) has incurred a Separation From Service, (b) is entitled to a Supplemental Benefit (whether or not in pay status) attributable to services rendered prior to such Separation From Service, and (c) is employed by an Employer following such Separation From Service.

2. Section 5 of the Plan is hereby amended to add the following new subsection (g) at the end thereof:

(g)	Additional Supplemental Benefits.

(i) Form of Payment. Notwithstanding anything herein to the contrary, if a Reemployed Member incurs a Separation From Service while his or her Original Supplemental Benefit is in pay status, then his or her Additional Supplemental Benefit, if any, shall be paid in a form determined pursuant to the following:

(I)	Original Supplemental Benefit Form Remains Available. If the form of benefit in which his or her Original Supplemental Benefit is being paid is still offered under the Plan, then his or her Additional Supplemental Benefit shall be paid in the same form (and with the same contingent annuitant, if any) as the Original Supplemental Benefit.

(II)	Original Supplemental Benefit Form No Longer Available. If the form of benefit in which his or her Original Supplemental Benefit is being paid is no longer offered under the Plan, then his or her Additional Supplemental Benefit shall be paid in the default form described in Section 4(a)(i) or (ii), as applicable.

If a Reemployed Member incurs a Separation From Service when his or her Original Supplemental Benefit is not in pay status, then his or her Additional Supplemental Benefit shall be paid in the same form in which his or her Original Supplemental Benefit is paid pursuant to Section 4 of the Plan.

(ii) Time of Payment. If a Reemployed Member is entitled to an Additional Supplemental Benefit, then his or her Additional Supplemental Benefit shall, subject to Section 5(e), commence at a time determined pursuant to the following:

(I)	Original Supplemental Benefit Not in Pay Status. If the Member’s Original Supplemental Benefit is not in pay status when the Reemployed Member incurs another Separation From Service, then his or her Additional Supplemental Benefit shall commence at the same time his or her Original Supplemental Benefit commences.

(II)

Original Supplemental Benefit In Pay Status. If the Member’s Original Supplemental Benefit is already in pay status, then his or her Additional Supplemental Benefit shall commence (or shall result in an increase to the ongoing payments attributable to his or her Original Supplemental Benefit, as applicable) on the first day of the month that begins coincident with or immediately following the six-month anniversary of the Reemployed Member’s Separation From Service.

(iii) Pre-Retirement Survivor Benefits. If a Reemployed Member dies while his Original Supplemental Benefit is in pay status but prior to again incurring a Separation From Service, then any Additional Supplemental Benefit shall not be subject to terms of Section 6 and shall be treated as though the Member had incurred a Separation From Service immediately prior to his or her death